EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	State of Incorporation or Organization
California Sullivan’s, Inc.	California
CBG Delaware, Inc.	Delaware
Center Cut Hospitality, Inc.	Delaware
Center Cut Marketing, LLC Limited Liability Company	Indiana
Colorado Sullivan’s, Inc.	Colorado
Crocket Beverage Corporation	Texas
CWA Delaware, Inc.	Delaware
Del Frisco’s Grille of Dallas, LLC	Texas
Del Frisco’s Grille of New York, LLC	New York
Del Frisco’s of Arizona, Inc.	Arizona
Del Frisco’s of Boston, LLC	Massachusetts
Del Frisco’s of Colorado, Inc.	Colorado
Del Frisco’s of Illinois, Inc.	Illinois
Del Frisco’s of Nevada, Inc.	Nevada
Del Frisco’s of New York, LLC	New York
Del Frisco’s of North Carolina, Inc.	North Carolina
Del Frisco’s of Philadelphia, Inc.	Pennsylvania
Del Frisco’s of Washington D.C., Inc.	District of Columbia
Del Frisco – Dallas, L.P.	Texas
Del Frisco – Fort Worth, L.P.	Texas
Irwin J. Grossnerr Foundation, Inc.	Texas

Lone Star Finance, LLC	Delaware
Louisiana Steakhouse, Inc.	Louisiana
Massachusetts Sullivan’s, Inc.	Massachusetts
North Philadelphia Sullivan’s, Inc.	Pennsylvania
Post Oak Beverage Corp.	Texas
Romo Holding, LLC	Delaware
Steak Concepts Delaware, Inc.	Delaware
Sullivan’s of Alabama, Inc.	Alabama
Sullivan’s of Alaska, Inc.	Alaska
Sullivan’s of Arizona, Inc.	Arizona
Sullivan’s of Arkansas, Inc.	Arkansas
Sullivan’s of Baltimore, Inc.	Maryland
Sullivan’s of Delaware, Inc.	Delaware
Sullivan’s of Georgia, Inc.	Georgia
Sullivan’s of Illinois, Inc.	Illinois
Sullivan’s of Indiana, Inc.	Indiana
Sullivan’s of Kansas, Inc.	Kansas
Sullivan’s of Miami, LLC	Florida
Sullivan’s of Michigan, Inc.	Michigan
Sullivan’s of Missouri, Inc.	Missouri
Sullivan’s of New York, Inc.	New York
Sullivan’s of North Carolina, Inc.	North Carolina
Sullivan’s of Ohio, Inc.	Ohio
Sullivan’s of Tennessee, Inc.	Tennessee
Sullivan’s of Virginia, Inc.	Virginia

Sullivan’s of Washington, LLC	Washington
Sullivan’s Restaurants of Nebraska, Inc.	Nebraska
Sullivan’s – Austin, L.P.	Texas
Tollway Beverage Corporation	Texas
Travis Beverage Corporation	Texas
Village Beverage Corporation	Texas
Westheimer Beverage Corporation	Texas